UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

AYTU BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38247	47-0883144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (720) 437-6580

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AYTU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2023 annual meeting of stockholders for Aytu BioPharma, Inc. was held on May 18, 2023 (the “2023 Annual Meeting”). Of the 3,778,722 shares outstanding on the record date for the meeting, a total of 1,942,164 shares were present or represented at the meeting. The matters voted on and the results of the votes at the 2023 Annual Meeting are as follows:

1.	Our stockholders elected five members to our board of directors as follows:

	Number of Votes Cast For	Number of Votes Withheld	Number of Broker Non-Votes
Members
Joshua R. Disbrow	673,707	315,837	952,620
John A. Donofrio, Jr.	677,912	311,632	952,620
Carl C. Dockery	678,532	311,012	952,620
Vivian H. Liu	685,411	304,133	952,620

2.

The approval of a new equity incentive plan for certain officers, directors, employees and other key personnel, the “2023 Equity Incentive Plan” was approved with 632,357 votes in favor, 352,359 votes against, and 4,828 abstentions. There were 952,620 broker non-votes.

3.

The ratification of the appointment of Grant Thornton, LLC as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2023 was approved with 1,754,922 votes in favor, 132,135 votes against and 55,107 abstentions.

4.	The advisory vote on executive compensation was approved with 587,253 votes in favor, 383,698 votes against and 18,593 abstentions. There were 952,620 broker non-votes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AYTU BIOPHARMA, INC.

Date: May 22, 2023	By:	/s/ Mark Oki
Mark Oki
Chief Financial Officer